Exhibit 5.1

November 8, 2013

Thermogenesis Corp.
2711 Citrus Road
Rancho Cordova, CA 95742

RE: ThermoGenesis Corp. Registration Statement on Form S-4

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-4 (the “Registration Statement”) filed by ThermoGenesis Corp, a Delaware corporation (“ThermoGenesis”), with the Securities and Exchange Commission on November 8, 2013 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 12,490,841 shares (the “Shares”) of ThermoGenesis’ common stock, $0.001 par value per share, to be issued by ThermoGenesis to the stockholders of TotipotentRX Corporation, a California corporation (“TotipotentRX”), upon consummation of the merger (the “Merger”) of TotipotentRX with and into ThermoGenesis, pursuant to that certain Agreement and Plan of Merger and Reorganization dated July 15, 2013 (the “Merger Agreement”) by and among ThermoGenesis, TotipotentRX, Kenneth L. Harris and Mitchel Sivilotti.

In connection with this opinion, we have examined and relied upon the Registration Statement and the proxy statement/prospectus/consent solicitation included therein (the “Prospectus”), ThermoGenesis’ Sixth Amended and Restated Certificate of Incorporation and Bylaws as amended and currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, and the genuineness of all signatures (other than signatures of officers of ThermoGenesis). We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto (other than ThermoGenesis), such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

In rendering this opinion, we have assumed that before the issuance of any of the Shares, (i) the Registration Statement will have become effective and will continue to be effective under the Securities Act, (ii) the stockholders of TotipotentRX will have approved and adopted the Merger Agreement and the other TotipotentRX proposals described in the Registration Statement, (iii) the stockholders of ThermoGenesis will have approved the issuance of the Shares pursuant to the Merger Agreement and will have approved the other ThermoGenesis proposals described in the Registration Statement, (iv) the amendments to ThermoGenesis’ certificate of incorporation that are described in the Registration Statement shall have been duly effected by means of filings with the Secretary of State of Delaware, (v) the Merger and any other transactions contemplated by the Merger Agreement will have been consummated in accordance with the Merger Agreement and (vi) the Company will have duly executed the Shares and the Company's registrar will have properly registered the Shares.

On the basis of the foregoing and in reliance thereon, and subject to compliance with applicable state securities and “blue sky” laws, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement, the Prospectus and the Merger Agreement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

WEINTRAUB TOBIN CHEDIAK COLEMAN GRODIN,
a law corporation

/s/ Weintraub Tobin Chediak Coleman Grodin